THE AUCTION FINANCE AUCTION OPTION PLUS AGREEMENT
                              WITH AUTO NETWORK USA


         This Agreement ("Agreement") made as of the 20 day of AUGUST, 1998 ("the Effective Date"), is between "Auto Network USA" and its affiliate Pinnacle Dealers Services, Inc., collectively referred to as "AUTONET", whose address is 8135 EAST BUTHERUS, SUITE 3, SCOTTSDALE, AZ 85260 , and the Auction Finance Program ("TAFP") a Delaware corporation whose address is 930 Washington Avenue, 4th floor, Miami Beach, Florida 33139. TAFP is a wholly-owned subsidiary of the Auction Finance Group, Inc.

                                    RECITALS

A. Auto Network USA is an independent auto dealer that provides a means through which individuals, companies and automobile dealers may purchase used vehicles.
B. TAFP is in the business of providing licensed automobile dealers (Dealers) with Credit Lines and making loans to them to purchase vehicles from Auto Network USA.
C. TAFP desires Auto Network USA to assist it in extending Credit Lines and making loans to their dealer customers for inventory purchased from them.
D. Auto Network USA believes that its vehicle sales would be enhanced through the provision of Credit Lines by TAFP to Dealers that purchase vehicles from Auto Network USA. Credit lines will be marketed by TAFP through Pinnacle Dealer Services, Inc.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                      TERMS

1. OBLIGATION OF AUTO NETWORK USA. During the term of this Agreement, Auto Network USA hereby grants to TAFP an exclusive license to provide third party loans and extensions of Credit Lines to Dealers at Auto Network USA's facilities who use the Auction Option Plus Program, and Auto Network USA hereby agrees that it shall enter into no other agreement nor shall it engage in any other activities to promote or encourage its registered Dealers to enter into any agreements with any company or companies competing with TAFP in extending credit lines or short term loans to Dealers. In the event a dealer is declined a credit line or short term loan through TAFP; Auto Network USA is authorized to offer additional outside sources of financial assistance for the purpose of extending credit lines or short term loans to its dealers. In the event a dealer is declined a credit line or short term loan through TAFP, Auto Network USA is authorized to offer additional outside sources of financial assistance for the purpose of extending credit lines or short term loans to its dealers.

          1.1 CONFIDENTIALITY. Auto Network USA shall maintain strict confidentiality with respect to any proprietary information which it obtains from TAFP concerning its organization, operations, and business.

          1.2 SUPPORT SERVICES. Auto Network USA shall provide such other services and support as reasonably required by TAFP in order to conduct its business at Auto Network USA.

          1.3

                  ACCESS TO FACILITY. Auto Network USA shall provide TAFP's employees and representatives with reasonable access to Auto Network USA's management and its facilities during normal business hours.

          1.4 INFORMATION REGARDING DEALERS. Auto Network USA shall provide to TAFP ------------------------------ information reasonably requested by TAFP that is known by Auto Network USA and related to events occurring within 12 months from the date of the request, which may include the following information about Dealers who have applied for Credit Lines, as well as other information regarding the business practices and/or creditworthiness of those Dealers: (i) whether Dealer has defaulted in any of its obligations to Auto Network USA, (ii) whether Dealer has passed a bad check to Auto Network USA,
                  (iii) whether Dealer has materially failed to comply with Auto Network USA's policies and procedures, and (iv) whether Dealer has consistently or frequently misrepresented the condition of title or of vehicles consigned for sale or sold to Auto Network USA.

          1.5 MARKETING. Auto Network USA and TAFP will jointly distribute marketing and promotional materials regarding the availability of TAFP's services.

          1.6 AUTO NETWORK USA'S EMPLOYEES, AGENTS AND REPRESENTATIVES. In the event any of Auto Network USA's employees, agents or representatives perform services for TAFP, Auto Network USA shall use its good faith effort to correct any mistakes and minimize any loss or damage to TAFP from the negligence or other conduct of Auto Network USA's employees, agents or representatives.

          1.7 AVERAGE PURCHASE PRICE. Auto Network USA agrees to renegotiate a lower incentive rate than the established amount ($15.00) for each vehicle purchased through TAFP, if the average purchase price is below $10,000.

2.    OBLIGATIONS  OF  TAFP.   TAFP  shall  extend  Credit  Lines  to  qualified
      registered Dealers of Auto Network USA for the purchase of vehicles.

          2.1 AVAILABLE FUNDING. TAFP will maintain adequate cash reserves or credit lines to service approved Dealer credit lines based upon historical utilization rates.

          2.2 CONFIDENTIALITY. TAFP shall maintain strict confidentiality with respect to any information which it obtains about Auto Network USA or Auto Network USA's customers, or the organization, operations, or business of any of the foregoing.

          2.3 COMPLIANCE WITH LAW. TAFP shall at all times, take all necessary and appropriate measures to comply with all laws or regulations applicable to the conduct of its business.

          2.4 ADVERTISING AND PROMOTION. TAFP may display signs and other identifying materials at Auto Network USA premises to inform Dealers of TAFP's services at Auto Network USA. TAFP agrees to provide credit applications exclusively using Pinnacle Dealer Services, Inc. logo.

          2.5 PAYMENT TO AUTO NETWORK USA. TAFP shall remit on the 15th day after month end $15.00 for each vehicle purchased through TAFP providing that the average purchase price is above $10,000 and the average floor plan term is six weeks.

3. TERM AND TERMINATION. This Agreement shall remain in effect for ten years from the effective date and shall automatically renew for successive ten year periods unless terminated. This Agreement may be terminated earlier as follows:

          3.1 By either party upon 90 days prior written notice prior to the end of each ten year term of this Agreement.

          3.2 By the non-breaching party upon a material breach or violation of any or all of the covenants, agreements or obligations set forth in this Agreement of the breaching party, if the breaching party has failed to cure such default within 30 days after notice from the non-breaching party.
          3.3 By either party after120 days of the commencement of any involuntary or voluntary petition, case, proceeding or other action against a party under the Bankruptcy Code or seeking reorganization, arrangement, readjustment of its debts, the appointment of a receiver or conservator, or any other relief under any existing or future law of any jurisdiction, relating to bankruptcy, insolvency, reorganization of relief of debtors generally; provided that such proceeding has not been vacated, discharged, stayed, bonded or dismissed within 30 days of the institution of such proceeding.

4. NO JOINT VENTURE. The parties understand and agree that this Agreement does not create an agency relationship between the parties nor are the parties joint venturers, partners, co- ventures to the extent Auto Network USA's employees, agents or representatives provide services for TAFP, they are independent contractors, and nothing contained in this Agreement is intended to make either party a general or specific agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other. The parties agree that neither party will make any excerpted or implied agreements, warranties or representations for other party or represent that their relationship is anything other than that of independent business enterprises. Each party has separate business operations and conducts separate business activities and shall maintain their separate business interests and operations and shall act independently of each other. Nothing contained in this Agreement shall be deemed in fact or law to make either party an employee, agent, partner, Auto Network USA or joint venturer of the other. All payments to be made by TAFP to Auto Network USA under this Agreement shall be made without deduction for taxes, withholding or any other charges. Auto Network USA shall be responsible for the payment of any and all taxes with respect to such compensation, and the payment of its employees, agents and representatives salaries and compensation.

5.    INDEMNIFICATION.

          5.1 INDEMNIFICATION BY TAFP. TAFP shall indemnify, defend and hold Auto Network USA and its successors and assigns harmless against any loss, claim, damage, cost, obligation, liability, penalty and expense, including all legal and other expenses reasonably incurred in connection with defending against any such loss, claim, damage, liability or action (herein collectively referred to as "Damages") in respect of, occasioned by, arising out of or resulting from any breach or default of any obligation of TAFP contained in this Agreement, or which occurs through the actions or omissions of TAFP's employees, agents, representatives.

         5.2 INDEMNIFICATION BY AUTO NETWORK USA. Auto Network USA shall indemnify, defend and hold TAFP and its successors and assigns harmless against any Damages in respect of, occasioned by, arising out of or resulting from any breach or default or obligation of Auto Network USA contained in this Agreement, or which occurs through the actions or omissions of Auto Network USA's employees, agent or representatives for conduct that is willful, grossly negligent or criminal.

6. COOPERATION. If the joint consent, reasonable consent, or mutual consent of a party or the parties is required under the terms of this Agreement, then each party or such party shall in good faith attempt to reach a consensus or its consent, and no party shall unreasonably withhold its consent to any requested approval.

          6.1 ARBITRATION. If the parties cannot resolve any dispute which may arise between them within 30 days after the dispute arises, the matter may be submitted by either party to arbitration  in Dade  County,  Florida,  for  resolution.  The arbitration board shall consist of one person mutually acceptable to the parties. Subject to the provisions of
                  Section 6.3, the parties shall equally share the reasonable costs, fees and expenses for the arbitrator selected and for all costs incurred to conduct the arbitration, and shall be responsible for paying its own fees, costs and expenses, including without limitation, its attorneys' fees and costs and any travel related expenses. The arbitration proceeding will be governed by the Commercial Rules of Arbitration adopted by the American Arbitration Association and by Florida law. In the absence of fraud, bad faith, or an error of law appearing on the face of the ruling of the arbitrator, the parties to the arbitration shall be bound by the ruling of the arbitrator.

         6.2 GOVERNING LAW. This Agreement and the interpretation of its terms shall be governed by the laws of the State of Florida, without application of conflicts of law principles subject to the provisions of Section 7, the parties acknowledge and agree that the Circuit Courts of Dade County, Florida and/or the Federal District Court for Florida shall be the venue and exclusive and proper forum in which to adjudicate any case or controversy arising directly or indirectly under, or in connection with this Agreement, they will not contest or challenge the jurisdiction or venue of such courts. Auto Network USA hereby submits to the personal jurisdiction of such courts, notwithstanding any provision of any United States or state law to the contrary.

          6.3 ATTORNEYS' FEES AND EXPENSES. In the event of a dispute arising out of this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees and expenses and costs reasonably incurred in any such proceedings. In such event and wherever provision is otherwise made in this Agreement for payment for attorneys' or counsels' fees or expenses incurred by such party, such provision shall include, but not be limited to, attorneys' or counsels' (including paralegal' and similar persons') fees and expenses, accountant's fees and expenses, and all expenses and costs incurred in any and all judicial, bankruptcy, reorganization, administrative, arbitration, or other proceedings, including
                  appellate  proceedings,   and  any
                  proceeding instituted to collect or enforce any judgment or other relief granted or awarded whether such fees or expenses arise before proceedings are commenced or after entry of a final judgment.

7.    MISCELLANEOUS.

          7.1 NOTICES. All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing and shall be either: (i) delivered by hand, (ii) sent by nationally recognized overnight courier service next Business Day delivery, or (iii) sent by telecopier and confirmed by U.S. mail, to the party at the address set forth in the preamble to this Agreement or to such other address as a party may hereafter by notice designate to the other party.

          7.2 ENTIRE AGREEMENT. This Agreement and the Procedures Manual contain the sole and entire agreement among the parties with respect to its subject matter and supersedes any and all other prior written or oral agreements between them with respect to such subject matter.

          7.3 AMENDMENT. No amendment or modification of this Agreement shall be valid unless in writing and duly executed by all parties to this Agreement.

          7.4 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

          7.5 WAIVER. Waiver by any party of any breach of any provision of this Agreement shall not be considered as or constitute a continuing waiver of a waiver of any other breach of the same or any other provision of this Agreement.

          7.6 CAPTIONS. The captions contained in this Agreement are inserted only as a matter of convenience of reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provision.

          7.7 CONSTRUCTION. In the construction of this Agreement, whether or not so expressed, words used in the singular or in the plural, respectively, include both the plural and the singular and the masculine, feminine and neuter genders include all other genders.

          7.8 SECTION REFERENCES. All references to Sections contained in this Agreement shall be deemed to be reference of Sections of this Agreement, except to the extent that any such reference specifically refers to another documents. All references to Sections shall be deemed to also refer to all subsections of such Sections, if any.

          7.9 SEVERABILITY. In the event that any portion of this Agreement is determined by a court of competent jurisdiction to be illegal or unenforceable, it shall affect no other provisions of this Agreement and the remainder of this agreement shall be valid and enforceable in accordance with its terms.

          7.10. ASSIGNMENT. This Agreement may not be assigned without the written consent of all parties, which consent shall not unreasonably be withheld.

          7.11 SUCCESSORS, OFFICERS AND DIRECTORS. The provisions of this Agreement with respect to exclusivity, non-competition, and confidentiality shall be binding upon the successors in interest to the parties hereto, and to their officers and directors. Each party shall cause its officers and directors to enter into an agreement binding them to such provisions for the terms provided in this Agreement.

          7.12 OTHER DOCUMENTS. The parties shall take all such actions and execute all such documents which may be necessary to carry out the purposes of this Agreement, whether or not specifically provided for in this Agreement.

          7.13 COUNTERPARTS. This Agreement may be executed and delivered in two or more counterparts, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to be one agreement.

          THIS AGREEMENT has been duly executed as of the Effective Date.


                                            AUTO NETWORK USA

                        By:               /S/MARK MOLDENHAUER

                        Name:             MARK MOLDENHAUER

                        Title:            SECRETARY



                                            THE AUCTION FINANCE PROGRAM

                        By:               /S/STEVE SIMON
                                            Steve Simon, C.E.O.